Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form F-1 of Sprout Development, Inc. of our report dated September 14, 2004, on our audit of the financial statements of Sprout Development, Inc., as of July 31, 2004, and for the period then ended.

/s/ BATEMAN & CO., INC., P.C.

BATEMAN & CO., INC., P.C.

Houston, Texas

November 24, 2004

Member

INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS

Offices in Principal Cities Around The World